As filed with the Securities and Exchange Commission on March 24, 2005

Registration No. 333-121549

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VAALCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0274813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4600 Post Oak Place, Suite 309 Houston, Texas 77027 (713) 623-0801	W. Russell Scheirman 4600 Post Oak Place, Suite 309 Houston, Texas 77027 (713) 623-0801
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:

George G. Young III

Haynes and Boone, LLP

1221 McKinney Street, Suite 2100

Houston, Texas 77010

(713) 547-2081

(713) 236-5699 (facsimile)

Approximate date of commencement of proposed sale to public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

DEREGISTRATION OF COMMON STOCK TO BE SOLD BY SELLING STOCKHOLDER

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by VAALCO Energy, Inc. is being filed with the Securities and Exchange Commission in accordance with the registrant’s undertaking set forth in Part II, Item 17(3) of the registration statement. The offering by the selling stockholder has been terminated and an aggregate of 614,756 shares of the registrant’s common stock, par value $.10 per share have not been sold pursuant to this registration statement. Accordingly, the registrant hereby deregisters 614,756 shares of its common stock previously registered pursuant to this registration statement for sale by the selling stockholder named in this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 24th day of March, 2005.

VAALCO ENERGY, INC.

By:	/s/ W. Russell Scheirman

W. Russell Scheirman, President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
/s/ Robert L. Gerry III* Robert L. Gerry III	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 24, 2005

/s/ W. Russell Scheirman W. Russell Scheirman	President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 24, 2005

/s/ Robert H. Allen* Robert H. Allen	Director	March 24, 2005

/s/ Arne R. Nielson* Arne R. Nielson	Director	March 24, 2005

/s/ William S. Farish* William S. Farish	Director	March 24, 2005

*By:	/s/ W. Russell Scheirman
Pursuant to a previously filed power of attorney